Exhibit 10.7

Subordination deed

Dated 4 June 2021

Delimobil Holding S.A.

(the Assignee)

MIKRO FUND, managed and represented by MIKRO KAPITAL MANAGEMENT S.A.

(the Assignor)

NEVSKY PROPERTY FINANCE LTD.

(the Senior Creditor)

Contents

1	Definitions and interpretation	1

2	Status of the Assignee	3

3	Subordination of Subordinated Debt	4

4	Senior Creditor and Senior Debt	4

5	Assignee undertakings	4

6	Assignor’s undertakings	4

7	Conversion into equity	5

8	Turnover	5

9	Protection of subordination	6

10	Preservation of Subordinated Debt	7

11	Amendments	7

12	Waivers and consents	7

13	Miscellaneous	8

14	Notices	8

15	Assignments	9

16	Counterparts	9

17	Governing law and enforcement	10

Subordination deed

Dated 4 June 2021

Between

(1)

DELIMOBIL HOLDING S.A., a public limited liability company (société anonyme) organised under the laws of the Grand Duchy of Luxembourg, having its registered address at 10, rue C.M. Spoo, L-2546 Luxembourg, Grand Duchy of Luxembourg, with registration number B250892 (the Assignee);

(2)

MIKRO FUND, a Securitisation Fund managed and represented by MIKRO KAPITAL MANAGEMENT S.A., a public limited liability company (société anonyme) organised under the laws of the Grand Duchy of Luxembourg, having its registered address at 10, rue C.M. Spoo, L-2546 Luxembourg, Grand Duchy of Luxembourg, with registration number B227640 (the Assignor); and

(3)

NEVSKY PROPERTY FINANCE LIMITED, a company organised under the laws of the Republic of Cyprus, having its registered address at 30 Ekaterinis Kornarou street, 3rd floor, Stovolos 2024, Nicosia, Cyprus, with registration number HE193313 (the Senior Creditor, together with the Assignor, the Creditors).

Recitals

A.	Pursuant to the Assignment Agreement (as defined below), the Assignor has, amongst other things, assigned its rights under certain loan agreements to the Assignee.

B.	The Assignee and the Creditors have agreed to enter into this Deed to regulate the respective claims of the Creditors against the Assignee.

This deed witnesses

1	Definitions and interpretation

1.1	Definitions

In this Deed:

Assignment Agreement means the assignment agreement dated on or about the date of this Deed between the Assignor, the Assignee, limited liability company “Carsharing Russia”, limited liability company “Anytime” and Smart Mobility Management limited liability company, pursuant to which the Assignor assigns and transfers to the Assignee all its legal and beneficial right, title and interest in the Debt and the Loan Agreements (each, as defined in such assignment agreement).

Business Day means a day (other than a Saturday or Sunday or a public holiday) on which banks are generally open for business in the Grand Duchy of Luxembourg and the Republic of Cyprus.

Creditor Debt means the Senior Debt and the Subordinated Debt.

Document means the Senior Document or the Junior Document.

Enforcement Action means:

(a)	the acceleration of any Creditor Debt or the making of any declaration that any Creditor Debt is prematurely due and payable in accordance with its terms;

(b)	taking any step to:

(i)	start or join any legal or arbitration proceedings to recover any Creditor Debt;

(ii)	exercise any right of set-off or combination of accounts in relation to any Creditor Debt; or

(iii)	exercise any right to require a person to acquire any Creditor Debt;

(c)	taking any corporate action, legal proceedings or other procedure or step (including making an application, presenting a petition, filing or serving a notice or passing a resolution) in relation to:

(i)	the Assignee suspending payments on any of its debts, or any moratorium of any indebtedness of the Assignee;

(ii)	a composition, compromise, assignment or arrangement with the Assignee or any creditor of the Assignee;

(iii)	the winding-up, dissolution, administration or reorganisation (by voluntary arrangement, scheme of arrangement or otherwise) of the Assignee;

(iv)	appointing a liquidator, supervisor, receiver, administrator, administrative receiver, compulsory manager, trustee or other similar officer in respect of the Assignee or any of its assets;

(v)	any analogous procedure or steps taken in any jurisdiction; or

(vi)	taking any other step to recover any Creditor Debt.

Junior Document means the Assignment Agreement.

Security means a mortgage, charge, pledge, lien, assignment by way of security, retention of title provision, trust or flawed asset arrangement (for the purpose of, or which has the effect of, granting security) or other security interest securing any obligation of any person or any other agreement or arrangement in any jurisdiction having a similar effect.

Senior Debt means all liabilities of the Assignee to the Senior Creditor under the Senior Document.

Senior Debt Period means the period starting on the date of this Deed and ending on the earlier of:

(a)	the date on which the Senior Debt has been fully and finally discharged;

(b)	the date on which any Liquidity Event (as defined in the Senior Document) is completed; or

(c)	31 January 2024.

Senior Document means the shareholders agreement entered into by and between the Senior Creditor, the other shareholders of the Assignee named therein and the Assignee, including the Assignor, in relation to the Assignee on or around the date of this Deed.

Subordinated Debt means all liabilities of the Assignee to the Assignor under the Assignment Agreement.

1.2	Interpretation

In this Deed, unless otherwise indicated:

(a)	the headings of Clauses are for ease of reference only;

(b)	any reference:

(i)	to any document or other agreement, shall be deemed to include references to such document as amended, extended, novated, supplemented or replaced from time to time;

(ii)	to liabilities includes any obligation, whether:

(A)	incurred as principal or as surety;

(B)	in respect of indebtedness or not;

(C)	present or future, or actual or contingent; or

(D)	owed jointly or severally or in any other capacity,

and any reference to liabilities owed to a person includes liabilities assigned or transferred to, or otherwise acquired by, that person at any time;

(iii)

to the Assignee, the Senior Creditor and the Assignor shall be deemed to include their successors, transferees and assigns (in the case of the Assignee and the Assignor, to the extent permitted pursuant to this Deed);

(iv)

to the words include(s) or including shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any preceding words; and

(v)	to a Creditor recovering any liability, includes the amount of that liability being reduced by set-off.

2	Status of the Assignee

2.1	Purpose of entering this Deed

The Assignee enters into this Deed to acknowledge the arrangements between the Creditors and to give certain undertakings to the Creditors.

2.2	Reliance

No undertaking of a Creditor in this Deed is for the benefit of, or is enforceable by, the Assignee.

3	Subordination of Subordinated Debt

The Subordinated Debt is subordinated to the Senior Debt under, and subject to the terms of, this Deed.

4	Senior Creditor and Senior Debt

4.1	Amendments to the Senior Document

The Assignor agrees that the Senior Creditor may amend, waive or supplement the terms of the Senior Document in accordance with its terms at any time.

4.2	Enforcement by Senior Creditor

The Assignor agrees that:

(a)	nothing in this Deed prevents the Senior Creditor from taking any Enforcement Action in relation to the Senior Debt at any time;

(b)	the Senior Creditor has no obligation to take any Enforcement Action in any circumstances; and

(c)

the Senior Creditor may exercise any rights and discretions (including the giving or refusal of consents) and perform its duties under the Senior Document in the manner it sees fit and solely having regard to its own interests.

5	Assignee undertakings

5.1	During the Senior Debt Period, the Assignee must not, without the consent of the Senior Creditor:

(a)	make, or help or authorise any other person to make, any payment of any Subordinated Debt, in cash or in kind;

(b)	buy or otherwise acquire, or allow any subsidiary of it to buy or otherwise acquire, any Subordinated Debt;

(c)	discharge or seek to discharge any Subordinated Debt by set-off, combination of accounts or otherwise;

(d)	create or allow to subsist any Security over any of its assets for any Subordinated Debt;

(e)	agree to any amendment to the Junior Document;

(f)

give any financial support (including taking any participation, giving any guarantee, or making any deposit or payment) to any person in respect of the Subordinated Debt or to enable any person to do so; or

(g)	take any action which might prejudice the priorities and subordination which this Deed contemplates.

6	Assignor’s undertakings

The undertakings in this Clause 6 remain in force during the Senior Debt Period.

6.1	Negative undertakings

The Assignor must not, without the consent of the Senior Creditor:

(a)	take any Enforcement Action;

(b)	assign or purport to assign or transfer any Subordinated Debt to the Assignee, or to any subsidiary of the Assignee;

(c)	take or allow to subsist any Security or any financial support (including any participation, guarantee or any deposit) for, or in respect of, any Subordinated Debt; or

(d)	take any action which might prejudice the priorities and subordination which this Deed contemplates.

6.2	Information about the Subordinated Debt

6.2.1

The Assignor shall promptly notify the Senior Creditor of any amendment to the Junior Document and, at the Senior Creditor’s request, shall promptly deliver to the Senior Creditor a copy of such amendment.

6.2.2

At the request of the Senior Creditor, the Assignor shall promptly notify it of the amount of the Subordinated Debt, and of any other information about the Subordinated Debt the Senior Creditor may reasonably request.

7	Conversion into equity

Notwithstanding anything in this Deed, the Assignor and the Assignee may at any time capitalise the Subordinated Debt or any part of it by way of contributing it into equity of the Assignee without the issuance of shares, and the Assignor and the Assignee may take all actions that are necessary for such conversion.

8	Turnover

8.1	Turnover obligation

If the Assignor receives or recovers any amount on account of or in relation to the Subordinated Debt during the Senior Debt Period, it must promptly:

(a)

pay to the Senior Creditor an amount of that receipt or recovery equal to the then outstanding Senior Debt (as certified by the Senior Creditor) or, if less, the amount received or recovered, for application towards the Senior Debt; and

(b)	if the receipt or recovery exceeds the then outstanding Senior Debt (as certified by the Senior Creditor), pay back to the Assignee an amount equal to that excess.

8.2	Trust

If the Assignor holds any amount which, under the terms of Clause 8.1 (Turnover obligation) it must pay to the Senior Creditor, the Assignor will hold that amount on trust for the Senior Creditor until it has done so.

9	Protection of subordination

9.1	Continuing subordination

The subordination provisions in this Deed constitute a continuing subordination and will extend to the ultimate balance of sums payable by the Assignee to the Senior Creditor under the Senior Document, regardless of any intermediate payment or discharge in whole or in part.

9.2	Waiver of defence

The provisions of this Deed will not be affected by an act, omission, matter or thing which, but for this Clause 9.2, would reduce, release or prejudice the subordination and priorities expressed to be created by this Deed including (whether or not known to any party):

(a)	any time, waiver or consent granted to, or composition with, the Assignee or other person;

(b)	the release of the Assignee or any other person under the terms of any composition or arrangement with any creditor of the Assignee;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Assignee or other person or any non presentation or non observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Assignee or other person;

(e)

any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Document or any other document or security;

(g)	any intermediate payment or other discharge of any of the Senior Debt in whole or in part; or

(h)	any insolvency or similar proceedings.

9.3	Non-competition

During the Senior Debt Period, the Assignor shall not, unless the Senior Creditor otherwise directs, exercise any right which it may have by reason of performance by it of its obligations under this Deed or by reason of any amount being payable, or liability arising under Clause 8 (Turnover):

(a)	to be indemnified by the Assignee or of contribution against any person;

(b)	to take the benefit (whether by way of subrogation of otherwise) of any rights of, or Security held by, the Senior Creditor;

(c)	to claim, rank, prove or vote as a creditor of the Assignee or its estate in competition with the Senior Creditor; or

(d)	receive, claim or have the benefit of any payment, distribution or Security from or on account of the Assignee.

10	Preservation of Subordinated Debt

10.1	Preservation and accrual of Subordinated Debt

Notwithstanding any term of this Deed postponing, subordinating or preventing the payment of the Subordinated Debt:

(a)	the Subordinated Debt shall remain owing or due and payable; and

(b)	interest, default interest, indemnity and other payments will accrue on the Subordinated Debt,

in accordance with the terms of the Junior Document.

10.2	No waiver

No failure to exercise, nor any delay in exercising, any right or remedy in respect of the Subordinated Debt because of any term of this Deed shall operate as a permanent waiver of them.

11	Amendments

11.1	Amendments in writing

Subject to Clause 11.2, no amendment to this Deed shall be effective unless it is in writing and signed by, or on behalf of, each party to this Deed.

11.2	Amendments agreed between Creditors only

The Creditors may amend this Deed without the consent or involvement of the Assignee, if the amendment does not relate to the obligations of the Assignee under this Deed.

12	Waivers and consents

12.1	Must be in writing

Any consent or waiver given by a party under or in connection with this Deed will only be effective if it is in writing. Waiver of one breach does not waive or imply waiver of any further or other breach.

12.2	Limited exercise is not a waiver

No failure to exercise, no delay in exercising and no single or partial exercise of a party’s right or remedy in relation to this Deed shall:

(a)	adversely affect that right or remedy;

(b)	waive it; or

(c)	prevent any further exercise of it or of any other right or remedy,

except to the extent the parties have expressly agreed otherwise in writing.

13	Miscellaneous

13.1	Interest on overdue amounts

If the Assignor fails to pay any amount payable by it to the Senior Creditor under this Deed on its due date, interest shall accrue on the overdue amount:

(a)	daily;

(b)	from the due date until the date of payment (both before and after judgment); and

(c)	at 5% per cent per annum.

Any interest accruing under this Clause shall be immediately payable on demand of the Senior Creditor.

13.2	No prejudice

The Senior Creditor’s rights under this Deed are in addition to and shall not prejudice or affect any security or any other right or remedy in respect of the Senior Debt, whether from the Assignee or any guarantor or surety.

13.3	Information

The Assignee consents to the disclosure by either Creditor to the other Creditor of any information about the Assignee.

14	Notices

14.1	Communications in writing

Any communication under or in connection with this Deed shall be in writing and, unless otherwise stated, may be made by fax or letter.

14.2	Addresses

14.2.1

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Deed is that identified with its name below or any substitute address, fax number or department or officer as either party may notify to the other by not less than five Business Days’ notice.

14.2.2	The addresses referred to in Clause 14.2.1 are:

(a)	The Assignee:

address: 10, rue C.M. Spoo, 2546 Luxembourg, the Grand Duchy of Luxembourg

for the attention of: Elena Bekhtina

fax number: +352 269 763 05

(b)	The Assignor:

address: 10, rue C.M. Spoo, 2546 Luxembourg, the Grand Duchy of Luxembourg

for the attention of: Elena Bekhtina

fax number: +352 269 763 05

(c)	The Senior Creditor:

address: VTB Capital, Federation Tower West, 12, Presnenskaya emb., Moscow, 123112

for the attention of: Stepan Natalevich and Yuri Gordeev

14.3	Delivery

14.3.1	Any communication or document made or delivered by one person to another under or in connection with this Deed will only be effective:

(a)	if by way of fax, when received in legible form; or

(b)

if by way of letter, (i) when it has been left at the relevant address or (ii) two Business Days (or, in the case of airmail, five Business Days) after being deposited in the post postage prepaid (or, as the case may be, airmail postage prepaid), in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 14.2 (Addresses), if addressed to that department or officer.

15	Assignments

15.1	Assignor

The Assignor may not assign or otherwise dispose of:

(a)	any Subordinated Debt: or

(b)	any of its rights under this Deed or any Junior Document,

without the consent of the Senior Creditor.

15.2	Senior Creditor

The Senior Creditor may assign or otherwise dispose of any of its rights under this Deed to any person to whom it assigns or transfers any of its rights or obligations under the Senior Document.

16	Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

17	Governing law and enforcement

17.1	Governing law

This Deed and all non-contractual obligations arising from or connected with this Deed (excluding the arbitration agreement in Clause 17.2) shall be governed by and construed, in all respects, in accordance with laws of England and Wales.

17.2	Arbitration

17.2.1

The parties agree that any dispute arising out of, or in connection with, this Deed, including any question regarding its existence, validity or termination (each, a Dispute) shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (the SIAC Court) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (the Rules) for the time being in force, which rules are deemed to be incorporated by reference in this Clause 17.2) .

17.2.2

The arbitration shall be conducted by three (3) arbitrators. The claimant(s) shall nominate one arbitrator, the respondent(s) shall nominate one arbitrator, and the two party-nominated arbitrators shall (in each case, in consultation with the relevant nominating party) within 15 calendar days of the confirmation of the nomination of the second arbitrator, nominate the third, presiding arbitrator, who shall serve as chairman. Notwithstanding anything to the contrary in the Rules, in agreeing upon the third arbitrator, the two arbitrators appointed by the parties may communicate directly with each other and with their respective appointing parties. If any arbitrator has not been nominated within the time limits specified in this Deed and in the Rules, then such arbitrator shall be nominated and appointed by the SIAC Court expeditiously in accordance with the Rules. If this Clause operates to exclude a party’s right to choose its own arbitrator, each party irrevocably and unconditionally waives any right to do so. If an appointed arbitrator may not continue to act as an arbitrator of such panel, the party(ies) that appointed such arbitrator shall have the right to appoint a replacement arbitrator in accordance with the provisions of this Clause.

17.2.3	The seat of arbitration shall be Singapore. The arbitration proceedings shall be conducted and the award or decision (the Award) of the arbitrators shall be rendered in the English language.

17.2.4

The arbitrators shall have the authority to assess the costs and expenses of the arbitration proceeding (including attorneys’ fees and expenses) against one or more parties in whatever manner or allocation the arbitrators deem appropriate.

17.2.5	The arbitral tribunal shall have the power to order on a provisional basis any relief which it would have power to grant in a final award.

17.2.6

The Award shall be final and binding upon the parties as from the date rendered, and shall be the sole and exclusive remedy between the parties regarding any Disputes presented to the arbitral tribunal. Judgment upon any Award may be entered in any court of competent jurisdiction.

17.2.7	The law of the arbitration agreement shall be laws of the Republic of Singapore.

This Deed has been entered into on the date stated at the beginning of this Deed. It has been executed as a deed by the parties and delivered by them as a deed on that date.

Signature Page to the Subordination deed

Executed as a deed by Vincenzo Trani,
a director, for and on behalf of
Mikro Kapital Management S.A.
in its capacity as manager of
Mikro Fund

/s/: Vincenzo Trani

Signature Page to the Subordination deed

Executed as a deed by
DELIMOBIL HOLDING S.A. acting by
Vincenzo Trani being a person who in
accordance with the law of the Grand Duchy
of Luxembourg is acting under the authority
of the company

/s/: Vincenzo Trani

Signature Page to the Subordination deed

Executed as a deed by

Nevsky Property Finance Limited

acting by VTB capital PE lnvestment

Holding (Cyprus) Limited, a director,

acting by Sophocles Sophocleous, a director

/s/: Sophocles Sophocleous